SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 21, 2005

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-8467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (304) 234-9000

Former name or former address, if changed since last report Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM
ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On September 21, 2005, WesBanco’s Board of Directors approved a restructuring of certain business lines, which will result in a reduction in its workforce of approximately 76 positions. Approximately 37 positions have been eliminated through layoffs and the closing of a loan production office, with the remaining positions reduced through attrition. The initiative will result in a one-time pre-tax charge of approximately $1.0 million in the third quarter, and it is expected to add approximately $2.5 million to pre-tax earnings in 2006. All restructuring activities, except for the reduction in workforce related to attrition, are expected to be completed in the fourth quarter 2005.

ITEM 7.01 REGULATION FD DISCLOSURE
WesBanco issued a press release today announcing an agreement and a restructuring as described in Items 2.05 and 8.01 herein. A copy of the press release is attached hereto as Exhibit 99.1. This information is furnished and not deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

ITEM 8.01 OTHER EVENTS
WesBanco, Inc. (the “Company”) and its subsidiary WesBanco Bank, Inc. (the “Bank”) announced today that the Bank has entered into a Purchase and Assumption Agreement (the “Agreement”) with Union Bank, Inc. of Middlebourne, WV for the sale of the Bank’s four branch offices located in Ritchie County, West Virginia. The four offices, located in Harrisville, Cairo, Pennsboro, and Ellenboro, hold approximately $37.7 million in deposits. The sale provides for the assumption of the deposits by Union Bank, Inc. and the purchase of the loans, real estate, and certain furniture and fixtures. Based upon the terms of the agreement, the premium for deposit liabilities and franchise value relating to the banking centers will be approximately 7.43% of deposit liabilities as defined in the agreement. The transaction is expected to be completed on or before March 31, 2006, subject to due diligence and regulatory approvals, with a net pre-tax gain of approximately $2.4 million recognized at that time. WesBanco and its affiliates, including the Bank do not have any material relationship with Union Bank, Inc. or its affiliates, other than in respect of the aforementioned Agreement.

Statements contained in this Form 8-K that are not historical facts are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from estimated results, including but not limited to, the risks and uncertainties described in WesBanco’s filings with the Securities and Exchange Commission.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c)  Exhibit 99.1 --  WesBanco, Inc. Press Release dated September 27, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

September 27, 2005	/s/ Robert H. Young
Date	Robert H. Young
Executive Vice President and Chief Financial Officer